Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-217453) of Comstock Resources, Inc.,
(2)	Registration Statement (Form S-8 No. 033-88962) pertaining to the Comstock Resources, Inc. 401(k) Profit Sharing Plan,
(3)	Registration Statement (Form S-3 No. 333-228311) of Comstock Resources, Inc. shares; and
(4)	Registration Statement (Form S-8 No. 333-231934) pertaining to the Comstock Resources, Inc. 2019 Long-Term Incentive Plan, and
(5)	Registration Statement (Form S-3 No. 333-232924) of Comstock Resources, Inc. shares; and
(6)	Registration Statement (Form S-3 No. 333-234685) of Comstock Resources, Inc. shares;

of our reports dated March 2, 2020, with respect to the consolidated financial statements of Comstock Resources, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Comstock Resources, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2019.

/s/ ERNST & YOUNG LLP

Dallas, Texas

March 2, 2020